As filed with the Securities and Exchange Commission on June 28, 2001
                                                   Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                        GENELABS TECHNOLOGIES, INC.
           (Exact Name of Registrant as Specified in Its Charter)

          California                                 94-3010150
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                   Identification No.)

                            505 Penobscot Drive
                       Redwood City, California 94063
 (Address, Including Zip Code, of Registrant's Principal Executive Offices)


                           1995 Stock Option Plan
                        Employee Stock Purchase Plan
                         (Full Title of the Plans)


                               Irene A. Chow
                Chairman of the Board of Directors and Chief
                             Executive Officer
                        Genelabs Technologies, Inc.
                            505 Penobscot Drive
                       Redwood City, California 94063
                               (650) 369-9500
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                                 Copies to:
                              Gregory C. Smith
                  Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue
                        Palo Alto, California 94301
                               (650) 470-4500


                                               CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                            Proposed Maximum    Proposed Maximum
          Title of Securities             Amount To Be       Offering Price    Aggregate Offering       Amount Of
            To Be Registered             Registered (1)         Per Share             Price          Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to be
issued under the 1995 Stock
Option Plan                                 2,000,000           $1.81 (2)            $3,620,000 (1)      $905.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to be
issued under the Employee Stock
Purchase Plan                                 500,000           $1.81 (2)            $905,000 (1)        $226.25
=======================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Genelabs Technologies, Inc. as reported on the Nasdaq National Market on June 27, 2001.


              This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended (the "Securities Act").

                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information*

Item 2.       Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

         Genelabs Technologies, Inc. (the "Company or the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

         (a)      1. Registrant's Annual Report on Form 10-K for the fiscal
                     year ended December 31, 2000, filed March 30, 2001.

         (b)      1. Registrant's Quarterly Report on Form 10-Q for the
                     fiscal quarter ended March 31, 2001, filed May 15, 2001.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on April 30, 1991, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

Item 4.       Description of Securities

         Not applicable.

Item 5.       Interests of Named Experts and Counsel

         Not applicable.

Item 6.       Indemnification of Directors and Officers

         Our Amended and Restated Articles of Incorporation, our Bylaws and certain agreements to which we are a party require us to indemnify our directors, officers, employees and agents to the fullest extent permitted by California law.

         Based on such indemnification provisions, pursuant to Section 204 of the General Corporation Law of the State of California (the "California Code"), our directors will not be personally liable to the Company or to our shareholders for monetary damages for breach or alleged breach of the directors' duty of care or for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties. Our directors will continue to be subject to personal liability to the company and our shareholders, however, for:

         o   any breach of his or her duty of loyalty;

         o any acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

         o   any illegal payments of dividends; and

         o any approval of any transaction from which a director derives an improper personal benefit.

         These provisions have no effect on claims against any of our directors in his or her capacity as an officer.

         Section 317 of the California Code has been interpreted to provide for the indemnification of directors, officers, employees and agents against liability and the entitlement to reimbursement of expenses incurred, under certain circumstances, for claims arising under the Securities Act. The Commission has adopted the position, however, that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         We currently maintain an insurance policy on behalf of our directors and officers against any liability asserted against them or which they incur acting in such capacity or arising out of their status as our director or officer.

Item 7.       Exemption From Registration Claimed

         Not applicable.

Item 8.       Exhibits

         See Index to Exhibits.

Item 9.       Undertakings

         1.   The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                        GENELABS TECHNOLOGIES, INC.

                     REGISTRATION STATEMENT ON FORM S-8

                             INDEX TO EXHIBITS


 Exhibit Number                   Documents
 --------------                   ---------
      4.1        Registrant's Employee Stock Purchase Plan, as amended

      4.2        Registrant's 1995 Stock Option Plan, as amended

      5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

     23.1        Consent of Ernst & Young LLP, independent auditors

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

     24.1        Power of Attorney (see page 7)



                                 SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on this 28th day of June, 2001.


                                    GENELABS TECHNOLOGIES, INC.


                                    By:    /s/ Irene A. Chow
                                           ------------------------------------

                                    Name:    Irene A. Chow
                                    Title:   Chairman of the Board of Directors
                                             and Chief Executive Officer


                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irene A. Chow and James A.
D. Smith, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                         Date

/s/ Irene A. Chow                   Chairman of the Board of      June 28, 2001
--------------------------------    Directors and Chief
Irene A. Chow                       Executive Officer

/s/ James A. D. Smith               President and Director        June 28, 2001
--------------------------------
James A. D. Smith

/s/ Matthew M. Loar                 Vice President, Finance      June 28, 2001
--------------------------------
Matthew M. Loar

/s/J. Richard Crout                 Director                     June 28, 2001
--------------------------------
J. Richard Crout

/s/Thomas E. Dewey, Jr.             Director                     June 28, 2001
--------------------------------
Thomas E. Dewey, Jr.

/s/Arthur Gray, Jr.                 Director                     June 28, 2001
--------------------------------
Arthur Gray, Jr.

/s/H. H. Haight                     Director                     June 28, 2001
--------------------------------
H. H. Haight

/s/ Alan Y. Kwan                    Director                     June 28, 2001
--------------------------------
Alan Y. Kwan

                                    Director                     June __, 2001
--------------------------------
Nina K. Wang